Exhibit 1

Oi S.A.

CNPJ/MF Nº 76.535.764/0001-43

NIRE 33.30029520-8

PUBLICLY HELD COMPANY

MINUTES OF THE EXTRAORDINARY SHAREHOLDER’S MEETING

(Transcribed in the form of a summary, according to the

Law nº 6.404/76, Article 130, § 1º)

1. DATE, TIME, AND PLACE: On the 18th day of November 2014 at 10:30 a,m., in the headquarters of Oi S.A. (“Company”), at Rua do Lavradio nº 71, Centro, in the city of Rio de Janeiro, RJ.

2. Agenda: (1) Approve the proposed reverse split of ordinary and preferred shares issued by the Company, both in the ratio of 10 to 1, with the consequent amendment of Article 5 of the Company’s Bylaws; (2) Amend Article 5 of the Company’s Bylaws to reflect changes approved at the Meetings of the Company’s Board of Directors held on 04/28/14, 04/30/14, 05/05/14, 06/18/14 and 10/15/14; and (3) Elect, to complete the current mandate of office until the 2016 Annual General Meeting, one effective member and two alternate members to the Company’s Board of Directors, in view of the nominations that took place at the Meetings of the Board of Directors held on 05/21/14 and 10/15/14.

3. Call: Notice published in the Official Gazette of the State of Rio de Janeiro “Diário Oficial do Estado do Rio de Janeiro”, Part V, in the issues of 10/17/2014, page 6; 10/20/2014, page 7; and 10/21/2014, page 4; and in the newspaper “Valor Economico” - National Edition, in the issues of 10/17/2014, page C5; 10/20/2014, page C5; and 10/21/2014, page C3, in accordance with Article 124, heading and § 1, of Law No. 6,404/76.

3.1. All documents required by Law No. 6,404/76 (the “Corporations Law”) and the CVM regulations applicable with respect to the matters to be discussed at this Extraordinary Shareholder’s Meeting were made available to the Company’s shareholders through the IPE System of the CVM, upon publication of the Notice of Meeting, on October 17, 2014.

4. Attendance: Present were shareholders representing 84.71% of the Company’s voting capital, according to records and signatures in the Shareholders’ Attendance.

Also present were Mrs. Maria Gabriela Campos da Silva Menezes Côrtes, Corporate Legal Officer and Company Secretary, and Mr. Allan Kardec de Melo Ferreira, President and representative of the Fiscal Council, each of whom made themselves available to the shareholders of the Company for clarification and information regarding the subject matter of the Meeting.

5. Board: Following the verification of the legal quorum, and in accordance with the provisions of Article 17 of the Company’s Bylaws, the Meeting was commenced, and the chair was assumed by Mr. Rafael Padilha Calábria, representative vested with specific powers, and the secretary Mrs. Maria Gabriela Campos da Silva Menezes Côrtes.

6. Resolutions: By the Chairman’s proposal, the shareholders that attended the meeting unanimously resolved to approve the transcription of the minutes of this Extraordinary Shareholder’s Meeting in summary format, as well as the publication without the signatures of the shareholders present, in accordance with Article 130 of the Corporation Law. Also by unanimous vote, the reading of the matters included in the Agenda of this Meeting and related documents was waived. The shareholders also resolved:

6.1. by majority vote, with abstentions and manifest votes recorded, to approve the proposal of the Company’s Board of Directors to group all the common and preferred shares issued by the Company in the ratio of 10:1, so that each lot of ten shares of each class is grouped in a single share of the same class, common or preferred. The approved terms for the reverse split are the following: (1) 30 days from the publication of notice to shareholders, to be published in the upcoming days, will be granted to enable the holders of common or preferred shares, to adjust their share positions by classes in lots of multiples of ten shares, through trading on BM&FBOVESPA S.A. – Securities, Commodities and Futures Exchange (“BM&FBOVESPA”); (2) after the 30 days for the adjustment of shares by the Company’s shareholders, any fractional shares resulting from the reverse split will be separated, grouped into whole numbers and sold at as many auctions as necessary, to be performed in a timely manner on BM&FBOVESPA, and the proceeds resulting from the sale of fractional shares will be made available to the respective shareholders, after the settlement of the sale; (3) the shares of the Company traded on New York Stock Exchange (“NYSE”) in the form of American Depositary Shares (“ADSs”) also will be subject of the share reverse split, according to the proportion set for a share reverse split in Brazil, so that the ADSs will continue to be traded at a ratio of one ADS for each common or preferred share; (4) as a result of the reverse split, the current 2,861,553,190 common shares and 5,723,166,910 preferred shares will represent 286,155,319 common shares and 572,316,691 preferred shares, respectively. Information about the terms and conditions of the approved reverse split will be disclosed in the Notice to Shareholders to be published in the upcoming days.

6.2. by majority vote, abstentions and manifest votes recorded, to approve the delegation of powers to the Board of Directors of the Company to implement all necessary actions for the accomplishment of the reverse split.

6.3. by majority vote, with abstentions and manifest votes recorded, as a result of the reverse split now approved herein and in order to reflect capital increases and the cancellation of shares approved at the Meetings of the Board of Directors of the Company held on 04/28/14, 04/30/14, 05/05/14, 06/18/14 and 10/15/14, to approve, the proposal for consolidation of article 5 of the Company’s Bylaws, which shall read henceforth as follows: “Article 5 - The capital, subscribed and fully paid, is R$21,438,220,154.00 (twenty one billion, four hundred thirty-eight million, two hundred twenty thousand, one hundred fifty-four reais), represented by 858,472,010 (eight hundred fifty-eight million, four hundred seventy-two thousand and ten) shares, consisting of 286,155,319 (two hundred eighty-six million, one hundred fifty-five thousand, three hundred nineteen) common shares and 572,316,691 (five hundred seventy-two million, three hundred sixteen thousand, six hundred ninety-one) preferred shares, nominative and without par value.”

6.4. by majority vote, with abstentions and manifest votes recorded, to approve, pursuant to article 150 of the Corporations Law, the nominations made by the Board of Directors, by reason of vacancy in the office, in meetings held on 05/21/2014 and 10/15/2014, under the administration proposal, the election, to complete the term of office, until the Ordinary General Meeting to be held in 2016, of Mr. Marcos Rocha de Araújo to occupy the vacant alternate member position to Mr. Carlos Augusto Borges; Mr. Rafael Luís Mora Funes as effective member, who will have as his alternate Mr. João Manuel de Melo Franco; and Mr. Pedro Guimarães e Melo de Oliveira Guterres to occupy the vacant alternate member position to Mr. Shakhaf Wine, thereby approving the nominations made by the Board of Directors.

7. Closing: As there was nothing more to be discussed, the meeting was adjourned for the preparation of these minutes. The minutes were read, and approved by the shareholders who constituted a quorum for the approval of the abovementioned decisions. Signed:.: Rafael Padilha Calábria – Chairman; Maria Gabriela Campos da Silva Menezes Côrtes – Board Secretary; Allan Kardec de Melo Ferreira – President and representative of the Fiscal Council; Shareholders: TELEMAR PARTICIPAÇÕES S.A.; VALVERDE PARTICIPAÇÕES S.A. (Represented by Ana Carolina dos Remédios Monteiro da Motta); BNDES PARTICIPAÇÕES S.A. – BNDESPAR (Represented by Renata Maria Martins Machado); CAIXA DE PREVIDENCIA DOS

FUNCIONARIOS DO BANCO DO BRASIL – PREVI (Represented by Felipe de Abreu Cáceres); NEW YORK STATE COMMON RETIREMENT FUND; NORGES BANK; STICHTING DEPOSITARY APG EMERGING MARKETS EQUITY POOL; THE MASTER TRUST BANK OF JAPAN, LTD. AS TRUSTEE FOR MTBJ400045833; VANGUARD INVESTMENT SERIES, PLC; VANGUARD TOTAL INTERNATIONAL STOCK INDEX FUND, A SERIES OF VANGUARD STAR FUNDS; (Represented by Nadia Andreza Oliveira Deodato); NEON LIBERTY EMERGING MARKETS FUND LP; NEON LIBERTY LORIKEET MASTER FUND LP; NLCF FUNF LP; (Represented by Nadia Andreza Oliveira Deodato); ADVANCED SERIES TRUST - AST GOLDMAN SACHS MULTI-ASSET PORTFOLIO; BP PENSION FUND; CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM; CANADA PENSION PLAN INVESTMENT BOARD; CASEY FAMILY PROGRAMS; COLLEGE RETIREMENT EQUITIES FUND; EMPLOYEES RETIREMENT SYSTEM OF THE STATE OF HAWAII; FIDELITY SALEM STREET TRUST: SPARTAN EMERGING MARKETS INDEX FUND; FORD MOTOR COMPANY DEFINED BENEFIT MASTER TRUST; FORD MOTOR COMPANY OF CANADA, LIMITED PENSION TRUST; JOHN HANCOCK VARIABLE INSURANCE TRUST UTILITIES TRUST; LVIP BLACKROCK EMERGING MARKETS RPM FUND; MAINSTAY VP MFS UTILITIES PORTFOLIO; MFS VARIABLE INSURANCE TRUST - MFS UTILITIES SERIES; PICTET - HIGH DIVIDEND SELECTION; PICTET GLOBAL SELECTION FUND - GLOBAL HIGH YIELD UTILITIES EQUITY FUND; PICTET GLOBAL SELECTION FUND - GLOBAL UTILITIES EQUITY CURRENCY HEDGE FUND; PICTET GLOBAL SELECTION FUND - GLOBAL UTILITIES EQUITY FUND; POWERSHARES FTSE RAFI EMERGING MARKETS PORTFOLIO; PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY; SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX ETF; SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND; STATE STREET BANK AND TRUST COMPANY INVESTMENT FUNDS FOR TAX EXEMPT RETIREMENT PLANS; TEACHER RETIREMENT SYSTEM OF TEXAS; THE MONETARY AUTHORITY OF SINGAPORE; THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO; UPS GROUP TRUST; UTAH STATE RETIREMENT SYSTEMS (Represented by Nadia Andreza Oliveira Deodato); VANGUARD EMERGING MARKETS STOCK INDEX FUND; VANGUARD FTSE ALL-WORLD EX-US INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUND; VANGUARD FUNDS PUBLIC LIMIRED COMPANY; VANGUARD TOTAL WORLD STOCK INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUNDS (Represented by Nadia Andreza Oliveira Deodato); THE BANK OF NEW YORK MELLON; BTG PACTUAL ABSOLUTO LS MASTER FUNDO DE INVESTIMENTO DE AÇÕES; BTG PACTUAL ANDRÔMEDA

FUNDO DE INVESTIMENTO DE AÇÕES; BTG PACTUAL IBRX-50 DINÂMICO FUNDO DE INVESTIMENTO DE AÇÕES; BTG PACTUAL MULTI AÇÕES FUNDO DE INVESTIMENTO DE AÇÕES; BTG PACTUAL MULTISTRATEGIES ADVANCED FUNDO DE INVESTIMENTO MULTIMERCADO; BTG PACTUAL MULTISTRATEGIES ADVANCED PLUS FUNDO DE INVESTIMENTO MULTIMERCADO; CARAVELAS FUNDO DE INVESTIMENTO DE AÇÕES; COMSHELL BTG PACTUAL FUNDO DE INVESTIMENTO EM AÇÕES; FUNDO DE INVESTIMENTO DE AÇÕES BELLS; FUNDO DE INVESTIMENTO DE AÇÕES NAXOS; FUNDO DE INVESTIMENTO MULTIMERCADO ARPOADOR; FUNDO DE INVESTIMENTO MULTIMERCADO MODERADOR RONCADOR; FUNDO DE INVESTIMENTO MULTIMERCADO UNIPREV III; MBPREV I MULTIMERCADO; PREVIDÊNCIA B FUNDO DE INVESTIMENTO EM AÇÕES; BTG PACTUAL PENSION FUNDO DE INVESTIMENTO DE AÇÕES PREVIDENCIÁRIO; BTG PACTUAL PENSION MULTIMERCADO FUNDO DE INVESTIMENTO PREVIDENCIÁRIO; BTG PACTUAL NE FUNDO DE INVESTIMENTO M AÇÕES PREVIDENCIÁRIO EXCLUSIVO; ONTARIO TEACHERS’ PENSION PLAN BOARD (Represented by Nadia Andreza Oliveira Deodato); BRATEL BRASIL S.A. (Represented by Anna Laura Baraf Svartman); PORTUGAL TELECOM SGPS, S.A. (Represented by Anna Laura Baraf Svartman); FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS (Represented by Rafael Leonardo de Almeida Costa)..

Conforms to the original recorded in the Company’s own books.

Rio de Janeiro, November 18, 2014.

Maria Gabriela Campos da Silva Menezes Côrtes

Secretary of the Board